As filed with the Securities and Exchange Commission on April 27, 2001
Registration Statement No. 333-______

SECURITIES AND EXCHANGE COMMISSION
450 5th Street N.W.
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

PFIZER INC.
(Exact name of Registrant as specified in its charter)

DELAWARE                                                                                                            13-5315170
(State of Incorporation)                                                                   (I.R.S. Employer Identification No.)

235 EAST 42ND STREET
NEW YORK, NEW YORK 10017-5755
(Address of Principal Executive Offices)

PFIZER INC. 2001 STOCK AND INCENTIVE PLAN
(Full Title of the Plan)

MARGARET M. FORAN, ESQ.
PFIZER INC.
235 EAST 42ND STREET
NEW YORK, NEW YORK 10017-5755
(Name and Address of Agent for Service)

(212) 733-4802
(Telephone Number of Agent for Service)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $.05 par value (2)	250,000,000 shs.	$ 40.79	$ 10,197,500,000	$ 2,549,375

(1). Estimated to calculate the registration fee based on the average of the high and low prices of Pfizer Inc. Common Stock for New York Stock Exchange Composite Transactions on April 24, 2001, as reported in The Wall Street Journal.
(2). Includes Pfizer Preferred Stock purchase rights which, until events specified in Pfizer's Rights Agreement occur, will not be exercisable or evidenced separately from the Common Stock.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following are incorporated by reference:

  The Annual Report of Pfizer Inc. on Form 10-K for the year ended December 31, 2000,

  all other reports we filed under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934,

  the description of our common stock contained in our Registration Statement filed under Section 12 of the Securities Exchange Act of 1934, and any amendment or report filed to update such description.

All documents later filed by us under Section 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, before we file a post-effective amendment that indicates all securities offered have been sold or which deregisters all securities that have not been sold, will be incorporated by reference and will be a part of this filing from the date that document was filed.

ITEM 4. DESCRIPTION OF SECURITIES
     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
     The validity of the securities has been passed upon by Margaret M. Foran, Esq., Vice President and Assistant Secretary for the Company. Ms. Foran beneficially owns Common Stock and options to purchase Common Stock granted under the Pfizer Inc. Stock and Incentive Plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Section 145 of the General Corporation Law of Delaware permits a corporation to indemnify any person who is or has been a director, officer, employee or agent of the corporation or who is or has been serving as a director, officer, employee or agent of another corporation, organization or enterprise at the request of the corporation, against all liability and expenses (including, but not limited to, attorneys' fees and disbursements and amounts paid in settlement or in satisfaction of judgments or as fines or penalties) incurred or paid in connection with any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, in which he/she may be involved by reason of the fact that he/she served or is serving in these capacities, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his/her conduct was unlawful. In the case of a claim, action, suit or proceeding made or brought by or in the right of the corporation to procure a recovery or judgment in its favor, the corporation shall not indemnify such person in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation for negligence or misconduct in the performance of his/her duty to the corporation, except for such expenses as the Court may allow. Any such person who has been wholly successful on the merits or otherwise with respect to any such claim, action, suit or proceeding or with respect to any claim, issue or matter therein, shall be indemnified as of right against all expenses in connection therewith or resulting therefrom.

     Pursuant to Article V, Section 1 of our By-Laws, we will indemnify directors and officers to the fullest extent permitted by applicable law as it presently exists or is amended. We are insured against actions taken under our By-Laws and our directors and officers are insured directly at our expense against such liabilities for which indemnification is not made. We have entered into agreements with our directors and certain of our officers requiring us to indemnify such persons to the fullest extent permitted by our By-Laws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
     Not Applicable.

ITEM 8. EXHIBITS

EXHIBIT
4 --           Pfizer Inc. 2001 Stock and Incentive Plan
5 --           Opinion and Consent of Margaret M. Foran, Esq., Vice President and Assistant Secretary.
23(1)--     Consent of KPMG LLP, independent certified public accountants.
23(2) --    Consent of PricewaterhouseCoopers LLP, independent certified public accountants.

ITEM 9. UNDERTAKINGS

The Company undertakes:

  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    To include any material information about the plan of distribution not already disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be a new registration statement relating to the securities offered, and the offering of such securities at that time will be viewed as the initial bona fide offering.

  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.

  that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant under the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Under the requirements of the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf by the authorized signer in The City of New York, State of New York, on the 27th day of April, 2001.

Pfizer Inc.
Registrant

By: /s/ C. L. Clemente

Dated: April 27, 2001             C. L. Clemente,
                                                   Executive Vice President,
                                                   Secretary and Corporate Counsel

     Under the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ William C. Steere, Jr. (William C. Steere, Jr.)	Chairman of the Board and Director (Principal Executive Officer)	April 27, 2001
/s/ Henry A. McKinnell (Henry A. McKinnell)	Chief Executive Officer, President and Director (Principal Executive Officer)	April 27, 2001
/s/ David L. Shedlarz (David L. Shedlarz)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 27, 2001
/s/ Loretta V. Cangialosi (Loretta V. Cangialosi)	Vice President - Controller (Principal Accounting Officer)	April 27, 2001
/s/ Michael S. Brown (Michael S. Brown)	Director	April 27, 2001
/s/ M. Anthony Burns (M. Anthony Burns)	Director	April 27, 2001
________________ (Robert N. Burt)	Director
/s/ W. Don Cornwell (W. Don Cornwell)	Director	April 27, 2001
/s/ William H. Gray, III (William H. Gray, III)	Director	April 27, 2001
/s/ Constance J. Horner (Constance J. Horner)	Director	April 27, 2001
/s/ William R. Howell (William R. Howell)	Director	April 27, 2001
/s/ Stanley O. Ikenberry (Stanley O. Ikenberry)	Director	April 27, 2001
/s/ Harry P. Kamen (Harry P. Kamen)	Director	April 27, 2001
/s/ George A. Lorch (George A. Lorch)	Director	April 27, 2001
/s/ Alex J. Mandl (Alex J. Mandl)	Director	April 27, 2001
/s/ Dana G. Mead (Dana G. Mead)	Director	April 27, 2001
/s/ John F. Niblack (John F. Niblack)	Vice Chairman and Director	April 27, 2001
/s/ Franklin D. Raines (Franklin D. Raines)	Director	April 27, 2001
/s/ Ruth J. Simmons (Ruth J. Simmons)	Director	April 27, 2001
________________ (Michael I. Sovern)	Director
/s/ Jean-Paul Valles (Jean-Paul Valles)	Director	April 27, 2001

EXHIBIT INDEX

EXHIBIT

4 --           Pfizer Inc. 2001 Stock and Incentive Plan

5 --          Opinion and Consent of Margaret M. Foran, Esq., Vice President and Assistant Secretary.

23(1) --   Consent of KPMG LLP, independent certified public accountants.

23(2) --   Consent of PricewaterhouseCoopers LLP, independent certified public accountants.

EXHIBIT 4

Pfizer Inc.

2001 Stock and Incentive Plan

1. Purpose

         The purpose of the Pfizer Inc. 2001 Stock and Incentive Plan ("the Plan") is to furnish a material incentive to employees of the Company and its subsidiaries by making available to them the benefits of a larger Common Stock ownership in the Company through stock options, awards and otherwise. It is believed that these increased incentives stimulate the efforts of employees towards the continued success of the Company and its subsidiaries, as well as assist in the recruitment of new employees.

2. Administration

          The Plan shall be administered and interpreted by the Executive Compensation Committee, consisting of not less than three persons appointed by the Board of Directors of the Company from among its members. A person may serve on the Executive Compensation Committee only if he or she (i) is a "Non-employee Director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) satisfies the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code. The Executive Compensation Committee may, in its sole and absolute discretion, and subject to the provisions of the Plan, from time to time establish such rules and regulations and delegate any or all of its authority to administer the Plan to any other persons or committee as it deems necessary or appropriate for the proper administration of the Plan, except that no such delegation shall be made in the case of stock options or awards intended to be qualified under Section 162(m) of the Internal Revenue Code. The decisions of the Executive Compensation Committee or its authorized designee ("the Committee") shall be final, conclusive, and binding with respect to the interpretation and administration of the Plan and any grant made under it. The Committee shall make, in its sole discretion, all determinations arising in the administration, construction or interpretation of the Plan and stock options and awards under the Plan, including the right to construe disputed or doubtful Plan, stock option or award terms and provisions, and any such determination shall be conclusive and binding on all persons, except as otherwise provided by law.

3. Total Number of Shares

          Subject to the provisions of Section 8(a), the maximum amount of stock which may be issued under the Plan is 250,000,000 shares of the Common Stock of the Company. No participant under this Plan shall be granted (i) options or awards which could result in such participant receiving in any calendar year more than 2,000,000 shares of the total number of shares of Common Stock, or (ii) any option or award if such participant owns more than ten percent of the stock of the Company within the meaning of Section 422 of the Internal Revenue Code, or (iii) any incentive stock option, as defined in Section 422 of the Internal Revenue Code, which would result in such participant receiving a grant of incentive stock options for stock that would have an aggregate fair market value in excess of $100,000, determined as of the time that the option is granted, that would be exercisable for the first time by such participant during any calendar year.
           Any shares which are not purchased or awarded under an option or other award which has terminated or lapsed, either by its terms or pursuant to the exercise, in whole or in part, of an award or right granted under the Plan may be used for the further grant of options or awards.

4.   Participation in Plan

          (a) Employees: All employees of the Company or its subsidiaries shall be eligible to participate in this Plan. From time to time, the Committee shall determine the employees who shall be granted options, stock awards or other awards under the Plan and the number of shares of Common Stock to be made subject thereto granted to each such employee.

          (b) Ineligible Persons: For any and all purposes under this Plan, the term "employee" shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Company at the time of hire as not eligible to participate in or receive benefits under the Plan, even if such ineligible person is subsequently determined to be an "employee" by any governmental or judicial authority.

          (c) Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any participant's employment at any time, nor confer upon any participant any right to continue in the employ of the Company or any Subsidiary. No employee shall have the right to be selected to receive an option or other award under this Plan or having been so selected, to be selected to receive a future award grant or option. Neither the award nor any benefits arising out of this Plan shall constitute part of a participant's employment contract with the Company or any Subsidiary and, accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Company without giving rise to liability on the part of the Company or any Subsidiary for severance payments. The awards under this Plan are not intended to be treated as compensation for any purpose under any other Company plan.
5.   Term of Plan

          No option or stock award with respect to shares shall be granted pursuant to this Plan after December 31, 2010, but the exercise of options or other awards, and restrictions on options or awards, may extend beyond such date.
6.   Terms and Conditions of Options

          All options under the Plan shall be subject to the following terms and conditions:

          (a) Option Price. The option price per share shall be not less than the fair market value of the Common Stock on the date the option is granted, as determined by the Committee, in accordance with applicable provisions of the Internal Revenue Code and Treasury Department rulings and regulations thereunder.

          (b) Number of Shares. The option shall state the number of shares of Common Stock covered thereby.

          (c) Exercise of Option. An option will be deemed exercised by the optionee, or in the event of death, an option shall be deemed exercised by the estate of the optionee, or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the optionee, upon delivery of (i) a notice of exercise to the Company or its representative, or by using other methods of notice as the Committee shall adopt, and (ii) accompanying payment of the option price in accordance with any restrictions as the Committee shall adopt. The notice of exercise, once delivered, shall be irrevocable.

          (d) Term of Option. The Committee shall determine the option exercise period of each stock option. The period for incentive stock options shall not exceed ten years from the grant date. A non-qualified stock option may be exercisable for a period of up to ten years and six months so as to conform with or take advantage of governmental requirements, statutes or regulations.

          (e) First Exercisable Date. No option may be exercised during the first year of its term or such longer period as may be specified in the option; provided, however, in the event that the Board of Directors of the Company determines that a "Change of Control" of the Company has occurred or will occur, as that term is defined in Section 8 (d), any options or awards that are not yet exercisable or vested become exercisable or vested as of the Change of Control, and further provided that the Committee may in its discretion make any options that are not yet exercisable immediately exercisable in cases where (i) an optionee's employment is to be terminated due to a divestiture or downsizing of a business, (ii) in the case of a retiring optionee who holds options with extended vesting provisions, or (iii) otherwise, where the Committee determines that such action is appropriate to prevent inequities with respect to an optionee.

          (f) Termination of Option. All options shall terminate upon their expiration, their surrender, upon breach by the optionee of any provisions of the option, or in accordance with any other rules and procedures incorporated into the terms and conditions governing the options as the Committee shall deem advisable or appropriate.

          (g) Incorporation by Reference. The option shall contain a provision that all the applicable terms and conditions of this Plan are incorporated by reference therein.

          (h) Other Provisions. The option shall also be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth. In addition, the incentive stock options shall contain such other provisions as may be necessary to meet the requirements of the Internal Revenue Code and the Treasury Department rulings and regulations issued thereunder with respect to incentive stock options.
7.   Stock Awards

          Stock awards will consist of shares of Common Stock of the Company issued to participants. Each stock award to a participant shall provide that the shares subject to such award may not be transferred or otherwise disposed of by the participant prior to the expiration of a period or periods specified therein, which shall not occur earlier than one year following the date of the award (except that the award or the Committee may permit the earlier lapse of such restriction in the event of the participant's death, disability or retirement pursuant to any pension or retirement plan maintained by the Company or any of its Subsidiaries), and that the Company shall have the right to reacquire such shares upon termination of the participant's employment with the Company while such restriction is in effect, such reacquisition to be upon the terms and conditions provided in the award. Stock awards shall also be subject to such other terms and conditions as the Committee shall deem advisable or appropriate consistent with the provisions of the Plan as herein set forth. Notwithstanding anything in this Plan to the contrary, the maximum amount of stock awards which may be issued under this Section 7 shall not exceed 2,500,000 shares of the Common Stock of the Company.
8.   Conditions Applicable to All Options and Awards

          (a) Recapitalization. In the event of any change in the number or kind of outstanding shares of Common Stock of the Company by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares or any other change in the corporate structure or shares of stock of the Company, an appropriate adjustment will be made, in accordance with applicable provisions of the Internal Revenue Code and Treasury Department rulings and regulations thereunder, in the number and kind of shares for which any options or awards may thereafter be granted both in the aggregate and as to each optionee, as well as in the number and kind of shares theretofore granted and the price payable. In no event may any change be made to an incentive stock option which would constitute a "modification" under Section 424(h)(3) of the Internal Revenue Code. The Committee may adjust awards to preserve the benefits or potential benefits of the awards or otherwise in a manner not inconsistent with applicable provisions of the Code and regulations. Action by the Committee may include, without limitation: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding options; and (iv) any other adjustments the Committee determines to be equitable. Any such determination shall be final and binding on all parties

          (b) Transferability. Options and awards shall not be transferable other than by Will or the laws of descent and distribution and shall be exercisable, during the optionee's or grantee's lifetime, only by the optionee or grantee; provided, however, that the Committee in its discretion may grant (or sanction by way of an amendment to an existing grant) non-qualified stock options which may be transferred by the optionee, solely as gifts during the optionee's lifetime, to any member of the optionee's immediate family or to a trust established for the exclusive benefit of one or more members of the optionee's immediate family, in which case the terms of such option shall so state. As used in this subsection, immediate family shall mean any spouse, child, stepchild or grandchild of an optionee, and shall include any of the foregoing relationships arising from legal adoption.

          (c) Leave of Absence. If approved by the Committee, an employee's absence or leave because of military or governmental service, disability or other reason shall not be considered an interruption of employment for any purpose of the Plan.

          (d) Change of Control. Change of Control shall mean the occurrence of any of the following events: (i) at any time during the two-year period following the Effective Date, or the beginning of a renewal term as the case may be, at least a majority of the Company's Board of Directors shall cease to consist of "Continuing Directors" (meaning directors of the Company who either were directors at the beginning of such two-year period or who subsequently became directors and whose election, or nomination for election by the Company's stockholders, was approved by a majority of the then Continuing Directors); or (ii) any "person" or "group" (as determined for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934), except any majority-owned Subsidiary of the Company or any employee benefit plan of the Company or any trust thereunder, shall have acquired "beneficial ownership" (as determined for purposes of Securities and Exchange Commission ("SEC") Regulation 13d-3) of shares of Common Stock of the Company having 20% or more of the voting power of all outstanding shares of capital stock of the Company, unless such acquisition is approved by a majority of the directors of the Company in office immediately preceding such acquisition; or (iii) a merger or consolidation occurs to which the Company is a party, whether or not the Company is the surviving corporation, in which outstanding shares of Common Stock of the Company are converted into shares of another company (other than a conversion into shares of voting Common Stock of the successor corporation or a holding company thereof representing 80% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation) or other securities (of either the Company or another company) or cash or other property; or (iv) the sale of all, or substantially all, of the Company's assets occurs; or (v) the stockholders of the Company approve a plan of complete liquidation of the Company.

          (e) Applicable Law. Any option or other award shall contain a provision that it may not be exercised at a time when the exercise thereof or the issuance of shares thereunder would constitute a violation of any federal or state law or listing requirements of the New York Stock Exchange for such shares or a violation of the applicable laws of any foreign jurisdiction where options or other awards are or will be granted under the Plan. The provisions of the Plan shall be construed, regulated and administered according to the laws of the State of New York without giving effect to principles of conflicts of laws, except to the extent superseded by any controlling Federal statute.

          (f) Performance Based Awards. The Committee may designate whether any award under Section 7 being granted to any employee is intended to be "performance-based compensation" as that term is used in Section 162(m) of the Code. Any such awards designated to be "performance-based compensation" shall be conditioned on the achievement of one or more Performance Measures, to the extent required by Code Section 162(m). The Performance Measures that may be used by the Committee for such awards shall be based on any one or more of the following as selected by the Committee: Total shareholder return, earnings per share growth, increase in revenue, share price appreciation, return on assets, return on equity, inventory utilization, total asset utilization and operating income growth. For such awards intended to be "performance-based compensation," the grant of the awards and the establishment of the Performance Measures shall be made during the period required under Code Section 162(m).

          (g) Tax Withholding. The Company shall have the right to deduct applicable taxes from any option or award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the option or award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Common Stock's fair market value when the tax withholding is required to be made.

9.   Definitions

          (a) Board of Directors. The term "Board of Directors" shall mean the Board of Directors of Pfizer Inc.

          (b) Committee. The term "Committee" shall mean the Executive Compensation Committee or such other persons or committee as referred to in Section 2 hereof to which it has delegated any authority, as may be appropriate.

          (c) Common Stock. The term "Common Stock" shall mean the $.05 par value Common Stock of the Company, authorized but unissued, or issued and reacquired by the Company and held as treasury stock, or held by any trust established by the Company for the purpose of satisfying the Company's obligations for the issuance of Common Stock under the Plan.

          (d) Company. The term "Company" shall mean Pfizer Inc., a Delaware corporation.

          (e) Effective Date. The effective date shall be April 26, 2001.

          (f) Executive Compensation Committee. The term "Executive Compensation Committee" shall mean the Executive Compensation Committee of Pfizer Inc. as constituted by resolution of the Board of Directors.

          (g) Internal Revenue Code. The term "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

          (h) Subsidiary. The term "Subsidiary" shall mean a Subsidiary corporation of the Company as determined by the Committee; provided however that in the case of incentive stock options such term shall be as defined in Section 424(f) of the Internal Revenue Code.
10.   Use of Proceeds

          The proceeds received by the Company from the sale of stock under the Plan shall be added to the general funds of the Company and shall be used for such corporate purposes as the Board of Directors shall direct.
11.   Amendment and Revocation

          The Executive Compensation Committee shall have the right to alter, amend or revoke the Plan or any part thereof at any time and from time to time, provided, however, that without the consent of the participants affected, unless required by law, no change may be made in any option or award theretofore granted which will impair the rights of participants under outstanding options or awards; and provided further, that the Executive Compensation Committee may not, without the approval of the holders of a majority of the outstanding Common Stock, make any alteration or amendment to the Plan which increases the maximum number of shares of Common Stock which may be issued under the Plan or the number of shares of such stock which may be issued to any one participant, extends the term of the Plan or of options granted thereunder, or reduces the option price below that now provided for in the Plan. The Executive Compensation Committee may delegate to another committee, as it may appoint, the authority to take any action consistent with the terms of the Plan, either before or after an option or award has been granted, which such other committee deems necessary or advisable to comply with any government laws or regulatory requirements of a foreign country, including but not limited to, modifying or amending the terms and conditions governing any options or awards, or establishing any local country plans as sub-plans to this Plan, each of which may be attached as an Appendix hereto. Notwithstanding any other provisions in the Plan to the contrary, in no event shall the Executive Compensation Committee, or its designee, reprice or regrant options at a price below the original option issue price.

12.   Compliance with Section 16

          With respect to participants subject to Section 16 of the Securities Exchange Act of 1934 ("Members"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Securities Exchange Act of 1934. To the extent that compliance with any Plan provision applicable solely to such Members is not required in order to bring a transaction by such Member into compliance with Rule 16b-3, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Plan administrators. To the extent any provision of the Plan or action by the Plan administrators involving such Members is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void as to such Members, to the extent permitted by law and deemed advisable by the Plan administrators.

EXHIBIT 5

[LETTERHEAD OF MARGARET M. FORAN]

April 27, 2001

Pfizer Inc.
235 East 42nd Street
New York, New York 10017-5755

Pfizer Inc.:

          In connection with the Registration Statement on Form S-8 relating to 250,000,000 shares of Common Stock of Pfizer Inc. under the Pfizer Inc. 2001 Stock and Incentive Plan (the "Plan"), it is my opinion that:

          All necessary corporate proceedings have been taken to authorize the issuance of the shares under the Plan, and all such shares, upon issuance in accordance with the Plan, will be validly issued and outstanding and fully paid and non-assessable.

          In preparing this opinion, I have examined certificates of public officials, certificates of officers and copies certified to my satisfaction of such corporate documents and records of the Company and such other documents as I have thought relevant and necessary as a basis for my opinion. I have relied on such certificates in connection with the accuracy of actual matters contained in such documents which were not independently established.

          I consent to the use of this opinion in the Registration Statement and to the reference to my name under the heading "Legal Opinion" in the Prospectus. In giving such consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Margaret M. Foran
MARGARET M. FORAN

EXHIBIT 23(1)

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors of Pfizer Inc.:

          We consent to incorporation by reference in this registration statement on Form S-8 of our audit report dated February 22, 2001, on the consolidated balance sheets of Pfizer Inc. and Subsidiary Companies as of December 31, 2000, and 1999, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2000, which report appears in the December 31, 2000 Annual Report on Form 10-K of Pfizer Inc.

/s/ KPMG LLP
KPMG LLP

New York, New York
April 27, 2001

EXHIBIT 23(2)

CONSENT OF INDEPENDENT ACCOUNTANTS

       We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 2000, except for Note 6, as to which the date is February 7, 2000, relating to the financial statements of Warner-Lambert Company, not separately presented herein. This report is incorporated by reference in the Annual Report of Pfizer Inc. on Form 10-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Florham Park, NJ
April 27, 2001